Exhibit 99.1

Summary of Stock Options Grants and Restricted Stock Awards made to an Executive Officer in January 2005.

1. Stock Option Grants

The following stock option grants were made from their respective stock plans referenced below using the Company’s standard form of US stock option agreement, which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on May 12, 2004.

Participant	Grant Date	Options	Stock Plan	Vesting Schedule
Wilkinson, Simon	1/21/05	150,000	2001 Stock Compensation Plan	48 months commencing on 1/21/05.

2. Restricted Stock Awards

The following restricted stock awards were made from their respective stock plans referenced below using the Company’s standard form of restricted stock bonus agreement, which was filed as Exhibit 10.20 to the Company’s annual report on Form 10-K dated September 30, 2002.

Participant	Grant Date	Options	Stock Plan	Vesting Schedule
Wilkinson, Simon	1/21/05	75,000	2001 Stock Compensation Plan	18,750 shares shall vest on the first four anniversaries after January 21, 2005.